                                                                     EXHIBIT 4.6



                            JACKSON PRODUCTS, INC.

                        -------------------------------


                            STOCKHOLDERS AGREEMENT


                        ------------------------------


                          Dated as of August 16, 1995

             ----------------------------------------------------

                            STOCKHOLDERS AGREEMENT
                            ----------------------


     THIS STOCKHOLDERS AGREEMENT, dated as of August 16, 1995, (this "Agreement") is by and among JACKSON PRODUCTS, INC., a Delaware corporation (the "Company"), MCIT PLC, an investment trust organized under the laws of the United Kingdom ("MCIT"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED, MASS MUTUAL CORPORATE INVESTORS, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (collectively with MCIT, the "Institutional Investors") and SAFETY PARTNERS, L.P. ("Safety Partners"), the Jordan Investors (as hereinafter defined) that are signatories hereto, and the management Stockholders referred to in the signature pages hereto (the "Management Stockholders").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, on the date hereof, the Company is authorized by its Certificate of Incorporation to issue an aggregate of 16,200,000 shares of capital stock, consisting of (i) 10,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"); (ii) 4,500,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"); (iii) 1,500,000 shares of Class C Common Stock par value $0.01 per share ("Class C Common Stock") (the Class A Common Stock, Class B Common Stock and Class C Common Stock being hereinafter sometimes referred to as the "Common Stock"); (iv) 200,000 shares of Serial Preferred Stock (the "Preferred Stock" and, collectively with the Common Stock, the "Stock"); and each of the classes of Stock has the respective voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth with respect thereto in such Certificate of Incorporation; and

     WHEREAS, as of the date hereof and after giving effect to the transactions contemplated hereby, the Stockholders will beneficially own the shares of Stock as set forth in the Stockholder Schedule attached as Exhibit A hereto
                                                     ---------
("Stockholder Schedule"); and

     WHEREAS, Jackson Acquisition Corp. ("Acquisition") has entered into the Jordan Investors Subscription Agreement, dated as of the date hereof, by and among the Company and the Jordan Investors, in substantially the form of Exhibit
                                                                         -------
B attached hereto (the "Jordan Investor Subscription Agreement"), pursuant to
-
which the Jordan Investors are purchasing 2,905,172 shares of Class A Common Stock; and

     WHEREAS, Acquisition has entered into the Management Subscription Agreement, as of the date hereof, by and among the

Company and the Management Investors, in substantially the form of Exhibit C
                                                                   ---------
attached hereto (the "Management Subscription Agreement"), pursuant to which certain Management Investors are purchasing 1,000,000 shares of Class C Common Stock and options exercisable for 172,414 shares of Class C Common Stock (the "Option Shares"); and

     WHEREAS, Acquisition has entered into the Note Agreement (the "Note Agreement"), dated as of the date hereof, with the Institutional Investors and the Securities Purchase Agreement (together with the Note Agreement, the "Purchase Agreements"), dated as of the date hereof, with the Institutional Investors , pursuant to which the Institutional Investors have purchased an aggregate of $34,000,000 in principal amount of 12.25% Senior Subordinated Notes, 170,000 shares of Cumulative Exchangeable Preferred Stock, 750,000 shares of Class A Common Stock, and warrants exercisable for 3,448,276 shares of Class A Common Stock (the "Warrant Shares"); and

     WHEREAS, Acquisition has entered into the Advisor Subscription Agreement, dated as of the date hereof, in substantially the form of Exhibit D attached
                                                          ---------
hereto (the "Advisor Subscription Agreement"), between Acquisition and Safety Partners, pursuant to which Safety Partners is purchasing 344,828 shares of Class A Common Stock; and

     WHEREAS, the Company has entered into the Second Amended and Restated Credit Agreement, dated as of the date hereof (the "Credit Agreement") by and among Jackson Products, Inc., Jackson Holding Company, the Lenders parties thereto and Heller Financial, Inc. ("Heller"), as Agent;

     WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of the date hereof, (the "Merger Agreement") pursuant to which, among other things, on the date hereof Jackson Acquisition Corp. ("Acquisition") is merging with and into the Company with the Company being the surviving corporation, which merger shall be followed by the merger of Jackson Products, Inc. with and into the Company with the Company being the surviving corporation and being renamed "Jackson Products, Inc." and the stockholders and other security holders and creditors of Acquisition being the stockholders, security holders and creditors of the Company;

     WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company; and

     WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of certain shares of capital stock of the Company, including issued and outstanding shares of Common Stock, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                              Certain Definitions
                              -------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

     Acquisition Agreement shall mean the Agreement and Plan of Merger, dated as
     ---------------------
of August 14, 1995, among Jackson Holding Company, Jackson Acquisition Corp., Mills & Partners, Inc. and the stockholders named therein and the optionholders named therein, including the Exhibits and Schedules thereto.

     Affiliate shall mean with respect to any Person, (a) any Person which
     ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company; provided, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 5% of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing to the contrary, (i) the Principals and their respective Affiliate shall be deemed to be Affiliates of the Company and (ii) none of Jefferies & Company, Inc., any of the Institutional Investors nor any of their respective Affiliates shall be deemed to be Affiliates of the Company, PROVIDED, that solely for purposes of Section 8.17 hereof, this clause
         --------
(ii) shall not apply to MCIT.

     Agreement shall mean this Agreement as in effect on the date hereof and
     ---------
as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

     Board of Directors shall mean the Board of Directors of the Company, as
     ------------------
duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this

Agreement, the By-laws and applicable law and duly authorized to make the relevant determination or take the relevant action. To the extent that the Board of Directors is required under this Agreement to authorize or approve, or make a determination in respect of a transaction between the Company, on the one hand, and a Stockholder, and/or a Stockholder's Affiliates, on the other hand, the Board of Directors shall be deemed to exclude such Stockholder, any of its Affiliates, and any of the directors, officers, employees, agents or representatives of such Stockholder and/or its Affiliates, who are members of the Board of Directors.

       By-Laws shall mean the By-Laws of the Company as amended and in effect on
       -------
the date hereof, substantially in the form of Exhibit E hereto, and as hereafter
                                              ---------
further amended or restated in accordance with the terms hereof and pursuant to applicable law.

       Certificate of Incorporation shall mean the Restated Certificate of
       ----------------------------
Incorporation of the Company as in effect on the date hereof (including the Certificate of Designation relating to the Preferred Stock), substantially in the form of Exhibit F hereto, and as hereafter from time to time amended,
            ---------
restated, modified or supplemented in accordance with the terms hereof and pursuant to applicable law.

       Class A Common Stock shall mean the Class A Common Stock, par value $0.01
       --------------------
per share, of the Company.

       Class B Common Stock shall mean the Class B Common Stock, par value $0.01
       --------------------
per share, of the Company.

       Class C Common Stock shall mean the Class C Common Stock, par value $0.01
       --------------------
per share, of the Company.

       Closing Date shall mean the date on which the transactions contemplated
       ------------
by the Merger Agreement shall be consummated.

       Commission shall mean the Securities and Exchange Commission and any
       ----------
successor commission or agency having similar powers.

       Common Stock shall mean the Class A Common Stock, the Class B Common
       ------------
Stock and the Class C Common Stock.

       Credit Agreement shall mean the Second Amended and Restated Credit
       ----------------
Agreement, of even date herewith, by and among Jackson Products, Inc., Jackson Holding Company, the Lenders parties thereto and Heller, as Agent, as it may be amended, supplemented, refunded or replaced, from time to time.

       Exchange Act shall mean the Securities Exchange Act of 1934, as amended,
       ------------
or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar Federal statute.

       First Offer Price shall have the meaning specified in Section 5.1(a).
       -----------------

       GAAP shall mean the generally accepted accounting principles in the
       ----
United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

       Holder shall mean a holder of Registrable Securities.
       ------

       Indebtedness shall mean with respect to any Person any obligation of such
       ------------
Person for borrowed money, but in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business,
(ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, without duplication, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by liens, (iv) capitalized leases, and (v) all guarantees of such Person; provided, that the term "capitalized lease" as used herein is as
             --------
defined in the Credit Agreement as in effect on the date hereof.

       Initial Public Offering shall mean the public offer and sale of Common
       -----------------------
Stock of the Company, pursuant to the initial registration thereof under the Securities Act.

       Institutional Investors shall mean the parties as so defined in the first
       -----------------------
paragraph of this Agreement and any transferee of any of them who becomes a party in accordance with the terms hereof.

       Jordan Investors shall mean JZCC and the Persons listed on the Schedule
       ----------------
of Jordan Investors including the signatories to the Jordan Investor Subscription Agreement and Safety Partners, and any Permitted Transferee of any of them who becomes a Stockholder in accordance with the terms hereof.

       Jordan Party shall mean The Jordan Company and its Affiliates and, in
       ------------
addition:

          (a) with respect to The Jordan Company, each general partner, each limited partner, nominee and employee thereof or any Affiliate thereof as of the Closing Date;

          (b) any 50% (or more) owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause (a); and

          (c) the spouse or any immediate family member of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such Person.

Notwithstanding the foregoing, the Company and any Subsidiary of the Company shall not be Jordan Parties.

       Jordan Pledge shall mean the pledge by each of the Jordan Investors other
       -------------
than Safety Partners, of all of such Jordan Investor's Common Stock to the Senior Creditor, pursuant to the terms and conditions of the Credit Agreement.

       JZCC shall mean the Jordan/Zalaznick Capital Company, a New York general
       ----
partnership.

       Management Agreement shall mean the TJC Management Consulting Agreement
       --------------------
of even date herewith between TJC Management Corporation and the Company, substantially in the form of Exhibit H hereto, as such agreement may from time
                             ---------
to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

       Management Investors shall mean any officer or managerial employee of the
       --------------------
Company or any of its Subsidiaries who hereafter acquires any shares of Class C Common Stock from the Company in accordance with the Management Subscription Agreement and this Agreement, and any Permitted Transferee of any of such Persons who becomes a Stockholder in accordance with the terms hereof.

       Management Stockholders shall mean the management signatories to the
       -----------------------
Management Subscription Agreement, and their Permitted Transferees.

       Managing Underwriter shall have the meaning specified in Section 6.1(f).
       --------------------

       MCIT shall mean MCIT PLC, an investment trust organized under the laws of
       ----
the United Kingdom and its nominees.

       Notice of Exercise shall have the meaning specified in Section 5.1(b).
       ------------------

       Notice of Intention shall have the meaning specified in Section 5.1(a).
       -------------------

       Offered Shares shall have the meaning specified in Section 5.1.
       --------------

       Option Agreement shall mean each of the Stock Option Agreements in the
       ----------------
form attached as Exhibit 1 to the Option Plan, dated as of the date hereof, between each of the Management Stockholders and the Company.

       Option Plan shall mean the 1995 Jackson Management Stock Option Plan, as
       -----------
adopted by the Board of Directors in the form attached as Exhibit I as of the date hereof and as may be amended from time to time.

       Options shall mean options to acquire an aggregate of up to 172,414
       -------
shares of Common Stock issued from time to time to management of the Company pursuant to the Option Plan and the Option Agreements.

       Permitted Transferee shall mean, (i) the Company OR ANY JORDAN INVESTOR
       --------------------
and (ii) those Persons to whom transfers of Common Stock and Preferred Stock are permitted to be made by them pursuant to Section 4.2 (including without limitation the trusts referred to in Sections 4.2(a)(i) and (b)).

       Person shall mean an individual or a corporation, association,
       ------
partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

       Preferred Stock shall mean the 13.25% Series A Cumulative Exchangeable
       ---------------
Preferred Stock, par value $0.01 per share, of the Company.

       Principals shall mean The Jordan Company and Jordan/Zalaznick Capital
       ----------
Corporation and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia National Corporation and its Subsidiaries. Notwithstanding the foregoing, MCIT shall not be deemed to be a Principal or an Affiliate of a Principal.

       "pro rata" as used herein shall assume the issuance of any Warrant Shares
        --------
attributable to then outstanding exercisable Warrants.

       Public Distribution shall mean a Public Offering of Common Stock, at the
       -------------------
conclusion of which the aggregate number of shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act equals at least 25% of the shares of Common Stock then outstanding (on a fully diluted basis) after giving effect to such sale and results in the Company receiving at least $30 million in gross proceeds from such sale.

       Public Offering shall mean a bona fide underwritten public offering and
       ---------------
sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

       Registrable Securities shall mean the following:
       ----------------------

       (a) all shares of Common Stock now or hereafter acquired or owned of record by the Jordan Investors, or the Institutional Investors (including Warrant Shares); and

       (b) all shares of Class B Common Stock which may be issued to a Stockholder who becomes a party hereto and all shares of Class A Common Stock issued or issuable upon the conversion or exchange of outstanding shares of Class B Common Stock in accordance with the applicable provisions of the Certificate of Incorporation or this Agreement; provided, however, that no
                                                --------  -------
holder of shares of Class B Common Stock shall have any registration rights hereunder with respect to any shares of Class B Common Stock, but only with respect to shares of Class A Common Stock into which such shares of Class B Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Class A Common Stock; and, solely for purposes of Article VI of this Agreement, each holder of shares of Class B Common Stock which are to be converted into shares of Class A Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Class A Common Stock into which such shares of Class B Common Stock shall be convertible; and

      (c) all shares of Class C Common Stock acquired by the Management Investors (including Option Shares), and all shares of Class A Common Stock issued or issuable upon the conversion of outstanding shares of Class C Common Stock in accordance with the applicable provisions of the Certificate of Incorporation; provided, however, that no holder of shares of Class C Common
               --------  -------
Stock shall have any registration rights hereunder with respect to any shares of Class C Common Stock, but only with respect to shares of Class A Common Stock into which such shares of Class C Common Stock shall be so exchanged or converted in connection with an effective registration and sale under the Securities Act of such shares of Class A Common Stock; and, solely for purposes of Article VI of this Agreement, each holder of shares of Class C Common Stock which are to be converted into shares of Class A Common Stock to be sold in connection with such a registration shall be deemed to be the holder of the shares of Class A Common

Stock into which such shares of Class C Common Stock shall be convertible; and

     (d) any shares of capital stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (a),
(b) or (c) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

     As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

       Registration Expenses  All fees and expenses incident to the performance
       ---------------------
of or compliance with Article VI hereof, including, without limitation:

               (i) all registration and filing fees (including, without limitation, (a) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"): and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities);

               (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company ("DTC") and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any);

               (ii) reasonable messenger, telephone, duplication, word processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

               (iv)    fees and disbursements of counsel for the Company;

               (v) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

               (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

               (vii) Securities Act liability insurance, if the Company so desires such insurance;

               (viii) fees and expenses of all other Persons retained by the Company; internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties); and the expenses of any annual audit;

               (ix) rating agency fees and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange; and

               (x) the reasonable fees and disbursements (A) of not more than two counsel (in addition to appropriate local counsel), one each chosen by (1) the Holders of a majority of the Registrable Securities owned by the Institutional Investors to be included in any Registration Statement, and (2) the Holders of a majority of the Registrable Securities to be included in any Registration Statement (other than the Institutional Investors) and (B) for other reasonable out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

       Requesting Holder shall have the meaning specified in Section 6.5.
       -----------------

       Safety Partners shall mean Safety Partners, L.P. and any Permitted
       ---------------
Transferee who becomes a stockholder in accordance with the terms hereof.

       Securities Act shall mean, as of any date, the Securities Act of 1933, as
       --------------
amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

       Selling Investors shall have the meaning specified in Section 5.9.
       -----------------

       Selling Stockholder shall have the meaning specified in Section 5.1(a).
       -------------------

       Senior Creditor shall mean Heller, as Agent for the Lenders parties to
       ---------------
the Credit Agreement and any permitted assignee or transferee of the Senior Creditor under the Credit Agreement.

       Stock shall mean the Common Stock, the Option Shares, Warrant Shares and
       -----
the Preferred Stock.

       Stockholder shall mean any of the Jordan Investors, the Management
       -----------
Investors and the Institutional Investors, and any Permitted Transferee of any such Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

       Subsidiary shall mean as to any Person a corporation of which outstanding
       ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

       Transaction Documents shall mean this Agreement, the Merger Agreement,
       ---------------------
the Management Agreement, the Purchase Agreements, the Credit Agreement, the Jordan Investors Subscription Agreement, the Advisor Subscription Agreement, the Management Subscription Agreement, each of the agreements that are exhibits hereto and thereto, and all agreements, instruments and documents contemplated thereby.

       Underwritten Offering shall have the meaning given to it in Section
       ---------------------
6.1(b).

       Voting Stock shall mean capital stock (other than Preferred Stock) of the
       ------------
Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions), including without limitation, the Class A Common Stock and the Class C Common Stock.

       Voting Stockholder shall mean a Stockholder who holds Voting Stock or
       ------------------
retains, by proxy or otherwise, the power to vote Voting Stock.

       Warrants shall mean the warrants to acquire 3,448,276 shares of Common
       --------
Stock issued pursuant to the Securities Purchase Agreement.


                                  ARTICLE II

                                  Management
                                  ----------

     Section  2.1  Registration of Common Stock.  In the event of Public
                   ----------------------------
Offering of the Company's Common Stock, each Voting Stockholder (other than an Institutional Investor) shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase or decrease the number of authorized shares of Class A Common Stock and, if necessary, increase the number of issued and outstanding shares of Class A Common Stock, whether by stock split, stock dividend, reverse stock split or otherwise, or change in its par value, as recommended by a majority of the members of the Board of Directors in order to facilitate such Public Offering.

     Section  2.2  No Conflict with Agreement.  Each Voting Stockholder (other
                   --------------------------
than the Institutional Investors) shall vote his shares of Voting Stock, and shall take all actions necessary, to ensure that the Certificate of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Agreement.


                                  ARTICLE III

                             Corporate Governance
                             --------------------

     Section  3.1  Board of Directors.
                   ------------------

     (a) Promptly after the Closing Date, the Voting Stockholders (other than the Institutional Investors) shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, the designees described below to be members of the Board of Directors, and such other members as may be selected by the holders of Voting Stock other than the Institutional Investors from time to time outstanding:

          (i) Four individuals designated by the beneficial owners of the majority of the shares of Class A Common Stock beneficially owned by the Jordan Investors or by the Senior Creditor upon foreclosure of the Jordan Pledge (the "Jordan Directors"), which Jordan Directors initially shall be

     Jonathan F. Boucher, John W. Jordan, II, David W. Zalaznick and A. Richard Caputo, Jr.; and

          (ii) One individual designated by the holders of a majority of the shares of Class C Common Stock; provided, that such individual has executed
                                     --------
     a subscription agreement with the Company, and that such subscription agreement remains in full force and effect and such individual is and remains a full time employee of the Company or of one of its Subsidiaries ("Management Director"), and which Management Director initially shall be Robert H. Elkin.

     (b) Each Voting Stockholder (other than the Institutional Investors) hereby agrees to vote all shares of Voting Stock owned or held of record by such Voting Stockholder at each annual or special meeting of Stockholders of the Company at which directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary to cause, the election as members of the Board of Directors of those individuals described in Section 3.1(a) in accordance with, and to otherwise effect the intent of, the provisions of Section 3.1(a).

     (c) The Company and each member of the Board of Directors shall execute a Directors Indemnification Agreement substantially in the form of Exhibit K
                                                                 ---------
hereto.

     Section  3.2  Vacancies.  In the event that a vacancy is created on the
                   ---------
Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Voting Stockholder (other than the Institutional Investors) hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Stockholders that had designated or elected (pursuant to Section 3.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 3.1). In the interim from the time the vacancy is created until a new director is elected, if the vacancy is for a Jordan Director, the remaining Jordan Directors may appoint a replacement to act as a director until a new director is duly elected, and if the vacancy is for a Management Director, the remaining Management Directors, if any, or if none, then a majority of the holders of Class C Common Stock, may appoint a replacement to act as a director until a new director is duly elected.

     Section  3.3  Covenant to Vote.  Each Voting Stockholder (other than the
                   ----------------
Institutional Investors) hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of Stockholders of the Company and to vote all shares of Voting Stock owned or held of record by such Voting Stockholder (other than the Institutional Investors) at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this
Article III. In addition, each Voting Stockholder (other than an Institutional Investor) agrees to vote the shares of Voting Stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the Stockholders in such a manner as to implement the terms of this Agreement.

      Section 3.4  No Voting Obligation of Institutional Investors.
                   -----------------------------------------------
Notwithstanding anything to the contrary in this Agreement, the Institutional Investors shall be under no obligation under this Agreement with respect to voting their respective shares of Stock.


                                  ARTICLE IV

                              Transfers of Stock
                              ------------------

     Section  4.1  Restrictions on Transfer.  Each Stockholder agrees that such
                   ------------------------
Stockholder will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles IV and V hereof only, a "transfer") any Stock except (a) as provided in Section 4.2; (b) in accordance with Article V;
(c) in an exchange or conversion of Common Stock of one class for Common Stock of another class in accordance with the Certificate of Incorporation; (d) upon the issuance of Option Shares upon the exercise of an Option or Options; (e) upon the issuance of Warrant Shares upon the exercise of a Warrant or Warrants;
(f) with regard to any pledge, hypothecation or charge by MCIT. In addition to the other restrictions noted in this Article IV, each Stockholder agrees that it will not, directly or indirectly, transfer any of its Stock except as permitted under the Securities Act and other applicable securities laws.

     Section  4.2  Exceptions to Restrictions.  The provisions of Section 4.1
                   --------------------------
and Article V (other than Section 5.8) shall not apply to any of the following transfers:

     (a) (i) From JZCC to the Jordan Investors or any Jordan Party, (ii) from any of the Jordan Investors or any Jordan Party to any of the other Jordan Investors, (iii) from any Jordan Investor or any Jordan Party to any trust solely for such Jordan

Investor's or such Jordan Party's benefit or the benefit of such Jordan Investor's or such Jordan Party's spouse or children (as the case may be), or
(iv) from any of the Jordan Investors or any Jordan Party to any corporation, partnership or other entity that is controlled by and whose owners or beneficiaries are Jordan Investors or Jordan Parties or a trust created solely for the benefit of a Jordan Investor, Jordan Party or the spouse or children of a Jordan Investor or Jordan Party; provided, that with respect to clause (iii)
                                   --------
such Jordan Investor or such Jordan Party acts as trustee and retains the sole power to direct the voting and disposition of such shares; and
provided, further, that in the case referred to in clauses (i), (iii) and (iv),
--------  -------
each such Person including any such entity shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement.

     (b) From any Management Investor to any trust solely for such Management Investor's benefit or the benefit of such Management Investor's spouse or children, provided, that, in each case referred to above, such Management
          --------
Investor acts as trustee and retains the sole power to direct the voting and disposition of such Stock; and provided, further that each such Person including
                               --------  -------
any such trust shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement as a Stockholder.

     (c) From any Management Investor or Permitted Transferee of a Management Investor to the Company pursuant to Section 8 of the Management Subscription Agreement.

     (d)  [Intentionally Omitted].

     (e)  Pursuant to a Public Offering.

     (f) Pursuant to the terms of the Jordan Pledge, including any transfer to the Senior Creditor and resale by the Senior Creditor of Stock upon the foreclosure of the Jordan Pledge.

     (g) From any Institutional Investor to any Person, provided that, unless such transfer is pursuant to Rule 144 promulgated under the Securities Act (or any successor provision), the provisions of Section 4.3(a) and the first sentence of Section 4.3(b) shall apply to such transfers.

     Section  4.3  Endorsement of Certificates.
                   ---------------------------

     (a) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding Common

Stock and Preferred Stock shall be endorsed at all times prior to any Public Offering of such shares as follows:

               THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 16, 1995, AMONG THE COMPANY AND ITS STOCKHOLDERS [AND THE SUBSCRIPTION AGREEMENTS, DATED AUGUST 16, 1995, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN]. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE CORPORATION. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY AT THE JORDAN COMPANY, 9 WEST 57TH STREET, NEW YORK, NEW YORK 10019.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

     (b) Except as otherwise expressly provided in this Agreement, all certificates representing shares of Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto (including, without limitation, all certificates representing shares of Class A Common Stock hereafter issued upon conversion of shares of Class B or C Common Stock) shall bear the legends set forth above, and the shares of Stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The rights and obligations of each party hereto shall inure to and be binding upon each transferee to whom Stock is transferred by any party hereto, whether or not such transfer is permitted under the terms of this Agreement, except for transfers described in Section 4.2(e). Prior to consummation of any transfer, except for transfers described in Section 4.2(e), such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company by the transferor of any transfer (whether or not to a Permitted Transferee) of any Stock and the Company shall promptly notify the Institutional Investors in writing of such transfer.

     Section  4.4  Improper Transfer.  Any attempt to transfer or encumber any
                   -----------------
shares of Stock not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                                   ARTICLE V

                            Rights of First Offer;
                            ----------------------
                        New Securities; Tag Along Sales
                        -------------------------------

     Section  5.1  Transfers by a Stockholder.
                   --------------------------

     (a) Except for sales of securities contemplated by Article VI hereof and transfers permitted by Sections 4.1 and 4.2, if at any time any Stockholder shall desire to sell any Stock owned by him or it (such Stockholder desiring to sell shares of such Stock being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to sell such Stock (a "Notice of Intention"), accompanied by a copy of a proposal relating to such sale (the "Sale Proposal"), to each of the other Stockholders and to the Company, setting forth such Selling Stockholder's desire to make such sale (which shall be for cash only), the number and class of shares of Stock proposed to be transferred (the "Offered Securities") and the price at which such Selling Stockholder proposes to sell the Offered Securities (the "First Offer Price") and other terms applicable thereto.

     (b) Upon receipt of the Notice of Intention, the Company and the other Stockholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to Section 5.1(d), any portion of the Offered Securities in the following order of priority: (i) if the Selling Stockholder is a Management Investor, the other Management Investors shall have the first right to purchase the Offered Securities pro rata among those Management Investors so electing on the basis of the respective number of shares of Common Stock owned or held as trustee by such Management Investors (or in such other proportions as such Management Investors may agree), then the Company shall have the second right to purchase the Offered Securities, and thereafter, the Jordan Investors and the Institutional Investors shall have the right to purchase the Offered Securities pro rata among those of the Institutional Investors and the Jordan Investors so electing (or in such other proportion as the Institutional Investors and the Jordan Investors may agree) and thereafter the Company shall have the right to purchase the Offered Securities, the other Stockholders shall have the right to purchase the Offered Securities pro rata among the Stockholders so electing (or in such other proportion as such other Stockholders may agree); and (ii) if the Selling Stockholder is a Jordan Investor, the other Jordan Investors shall have the first right to purchase the Offered Securities pro rata among those of the Jordan Investors so electing (or in such other proportion as such Jordan Investors may agree), and thereafter, the Institutional Investors pro rata among those of the Institutional Investors so electing (or in such other proportion as such Institutional Investors may agree) and thereafter, the Company shall have the right to purchase the Offered Securities and thereafter, all other Stockholders shall have the right to purchase the Offered Securities pro rata among the Stockholders so electing to purchase (or in such other percentages as such other Stockholders may agree). The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall be exercisable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), within 30 calendar days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total number of shares of the Offered Securities such Stockholder (or the Company) is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by each Stockholder to the Company and each other Stockholder. The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall terminate if unexercised 30 calendar days after the date of delivery of the Notice of Intention.

     In the event that a Management Investor exercises the Management Investor's right to purchase any or all Offered Securities, such purchase will be deemed to be of Class C Common Stock, notwithstanding that the Offered Securities are of a different class of Common Stock. Upon a purchase of Common Stock other than Class C Common Stock, the Management Investor will present the certificates of the Common Stock to the Company and the Company will promptly exchange such certificates for Class C Common Stock, all in order to confirm the foregoing.

     (c) In the event that the Stockholders or the Company exercise their rights to purchase any or all of the Offered Securities in accordance with
Section 5.1(b), then the Selling Stockholder must sell the Offered Securities to such Stockholders (or, as the case may be, the Company) within 30 calendar days from the date of delivery of the Notice of Exercise received by the Selling Stockholder.

     (d) Notwithstanding the foregoing provisions of this Section 5.1, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, no Stockholder or Stockholders nor the Company may purchase any Offered Securities hereunder unless all of the Offered Securities are to be so purchased.

     (e) For purposes of this Article V, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights on the day after the last day of such period.

     (f) Each Stockholder (other than the Institutional Investor) in its capacity only as a stockholder (i) agrees and acknowledges that the Company may purchase or acquire Common

Stock pursuant to Section 5.1(b) hereof, and (ii) approves such purchases and acquisitions, and waives any objection or claim relating thereto, whether against the Company, the Board of Directors or otherwise.

     Section  5.2  Transfer of Offered Shares to Third Parties. If all notices
                   -------------------------------------------
required to be given pursuant to Section 5.1 have been duly given and the Stockholders and the Company do not exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the Selling Stockholder does not desire to sell less than all the Offered Securities or if with the consent of the Selling Stockholder, the other Stockholders and the Company purchase less than all of the Offered Securities pursuant to the provisions hereof, then in either such event the Selling Stockholder shall have the right, subject to compliance by the Selling Stockholder with the provisions of Section 4.3(b) hereof, for a period of 120 calendar days from the earlier of
(i) the expiration of the option period pursuant to Section 5.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from the other Stockholders and the Company that they will not exercise in whole or in part the options granted pursuant to Section 5.1, to sell to any third party which is not an Affiliate of, or related by consanguinity or marriage to, the Selling Stockholder the Offered Securities remaining unsold at a price of not less than 95% of the First Offer Price, and on the other terms specified in the Sale Proposal.

     Section  5.3  Purchase of Offered Shares.  The consummation of any purchase
                   --------------------------
and sale pursuant to Section 5.1 shall take place on such date, not later than 30 calendar days after the expiration of the option period pursuant to Section
5.1 with respect to such option, as the Selling Stockholder shall select. Prior to the consummation of any sale pursuant to Section 5.1, the Selling Stockholder shall comply with Section 4.3(b) hereof. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Stockholder free and clear of any liens, against delivery of the First Offer Price, payable in the manner specified in Section 5.1(a).

     Section  5.4  Waiting Period with Respect to Subsequent Transfers.  In the
                   ---------------------------------------------------
event that the Stockholders and the Company do not exercise their options to purchase all of the Offered Securities, and the Selling Stockholder shall not have sold the remaining Offered Securities to a third party for any reason before the expiration, as applicable, of the 120-day period described in Section 5.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to Section 5.1 for a period of 90 calendar days after the last day of such 120-day period.

     Section  5.5  Right of First Refusal for New Securities.
                   -----------------------------------------

     (a) The Company hereby grants to each of the Stockholders a right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell. Such right of first refusal shall allow each Stockholder to purchase a pro rata portion of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock held by such Stockholder before the proposed issuance of New Securities. In the event a Stockholder does not purchase any or all of its pro rata portion of New Securities, the remaining Stockholders shall have the right to purchase such unpurchased New Securities or respective pro rata portion until all of the New Securities are purchased or until no other Stockholder desires to purchase any more New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the notice described in Section 5.5(c) below.

     (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the
                                                    --------  -------
term "New Securities" does not include (i) securities issued upon conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, in accordance with the Certificate of Incorporation and this Agreement;
(ii) securities issued upon conversion of shares of Class A Common Stock to Class B Common Stock or Class C Common Stock; (iii) securities issued by the Company pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation, other than any such securities issued to any Jordan Party, any of the Jordan Investors or any of their Affiliates; (iv) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (v) capital stock (including warrants, options or other rights to purchase capital stock, or that are convertible into or exchangeable for capital stock of the Company) issued directly in connection with any borrowings or the incurrence of any indebtedness by the Company or its Subsidiaries, other than such indebtedness on borrowings provided by or securities issued to a Jordan Party, Jordan Investor or any of their respective Affiliates; (vi) shares of Class A Common Stock issued pursuant to any Public Distribution; (vii) Warrant Shares issuable upon exercise of the Warrants;
(viii) Option Shares issuable upon exercise of the Options or

(ix) Exchange Notes issued pursuant to and as defined in the Certificate of Incorporation.

     (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the class and number of shares of Common Stock or Preferred Stock (as the case may be) it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Stockholder shall have 30 calendar days from the date such notice is given to determine whether to purchase all or any portion of the Stockholder's pro rata share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     Section  5.6  Legally Binding Obligation; Power of Attorney; Personal
                   -------------------------------------------------------
Rights.
------

     (a) Subject to Section 5.1(a), making a written offer, giving or failing to give written notice within the stated period, accepting an offer or making a decision or election, in each case as provided in Section 5.1 or 5.2, shall create a legally binding obligation to buy or sell, or an obligation not to buy or sell, as the case may be, the subject Common Stock as provided in such
Section 5.1 or 5.2.

     (b) Subject to Section 5.1(a), each holder of Common Stock (other than the Institutional Investors hereby appoints JZCC as an attorney-in-fact for such holder with the power to execute such documents and take such other actions to provide for the transfer of Common Stock owned by such holder in accordance with this Article V. JZCC is hereby authorized (i) to transfer such Common Stock on the books of the Company at the direction and without regard to the surrender of certificates or instruments representing such Common Stock held by such holder, and (ii) to place on all certificates or instruments representing Common Stock a legend reflecting this authority to transfer such Common Stock.

     Section  5.7  Right to Join in Sale.
                   ---------------------

     (a) Anything in this Agreement to the contrary notwithstanding, if any Stockholder or group of Stockholders, (other than the Institutional Investors) proposes to sell, dispose of or otherwise transfer, in a single transaction or a series of transactions during any eighteen-month period (other than transfers pursuant to Section 4.2, transactions pursuant to Section 8 of the Management Subscription Agreement or transfers to the Company) 5% or more of the outstanding Common Stock or, if less, in the case of any Stockholder that owns Common Stock on the date hereof, 50% or more of its initial holdings (each a "Disposing Stockholder"), such person or group shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, each other Stockholder shall have been afforded the opportunity to join in such transaction or transactions on a pro rata basis, as hereinafter provided. For purposes hereof, "group of Stockholders" shall mean (i) any "group" within the meaning of Rule 13d-5 under the Exchange Act, (ii) all Stockholders that are Affiliates of each other other than by reason of their ownership of stock in the Company, (iii) the Jordan Investors and (iv) any other group of Stockholders acting in concert in connection with the actions contemplated hereby.

     (b) Prior to consummation of any proposed sale, disposition or transfer of shares of Common Stock described in Section 5.7(a), the Disposing Stockholder or Stockholders shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each other Stockholder to purchase shares of Common Stock owned by such Stockholder (regardless of whether the shares of Common Stock proposed to be sold by the Disposing Stockholders are the same class as the shares of Common Stock owned by such Stockholders), such that the number of shares of such Common Stock so offered to be purchased from such Stockholder shall be equal to the product of (i) the total number of shares of such Common Stock then owned times by such Stockholder times (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be purchased by the Proposed Purchaser from all Stockholders and the denominator of which is the aggregate number of shares of Common Stock then outstanding. Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of Common Stock to be sold by the Disposing Stockholder or Stockholders. Each Stockholder shall have 20 calendar days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as such Stockholder and the Proposed Purchaser may agree. The number of shares of Common Stock to be sold to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of shares of Common Stock purchased by the Proposed Purchaser from the other Stockholders pursuant to the provisions of this Section 5.7(b). In the event that a sale or other transfer subject to this
Section 5.7 is to be made to a Proposed Purchaser that is not a Stockholder, the Disposing Stockholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this Section 5.7 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this
Section 5.7. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this Section 5.7.

     Section  5.8  Retention and Sale of Control.
                   -----------------------------

     Notwithstanding any other provisions of this Agreement to the contrary, but subject to the last sentence of this Section 5.8, prior to the completion of a Public Distribution, without the written consent of at least 66-2/3% of the outstanding shares of Common Stock (with Warrant Shares underlying any unexercised Warrants counted as if such Warrants had been exercised) the Jordan Investors shall not effect or permit any sale or other disposition of Common Stock, or cause or permit any merger, consolidation or other transaction involving the Company to take place or enter into or permit the Company to enter into any agreement, arrangement, commitment or understanding with respect to the foregoing, if immediately after giving effect to such sale, disposition, merger, consolidation or other transaction, a "Change of Control" (as defined in the Purchase Agreements) would occur. For purposes of this Section 5.8, the term "Jordan Investors" shall not include any Permitted Transferee of any such Persons other than Permitted Transferees referred to in Section 4.2(a) hereof.


                                  ARTICLE VI

                              Registration Rights
                              -------------------

     Section  6.1  Demand Registrations.
                   --------------------

     (a) At any time and from time to time after the earlier of the fourth anniversary of the Closing Date or the first anniversary of an Initial Public Offering by the Company, the Institutional Investors (the party making such request, a "Requesting Stockholder") shall have the right to make a request in writing that the Company effect the registration under the Securities Act of all or part of such Holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). The number of such requests under this
Section 6.1 shall not exceed three. Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other Holders of Registrable Securities, which other Holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register by such Requesting Stockholders; and

          (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 15 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided, however, that the Company shall not be obligated to file a
--------  -------
registration statement relating to any Holder Request under this Section 6.1(a):

          (x) unless the Company shall have received requests for such registration with respect to at least 20% of the shares of Common Stock then outstanding with respect to the first Holder Request, and unless the aggregate purchase price of the Registrable Securities to be included in requested registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than or equal to $15 million; provided, further, that the Company shall
                                   --------  -------
     notify all holders of Registrable Securities of the receipt of a Holder Request; and

          (y) within a nine-month period immediately following the effective date of a registration previously effected by the Company pursuant to this
     Section 6.1;

provided, further, however, that the Company may postpone for not more than 90
--------  -------  -------
calendar days, on one occasion only with respect to each request for registration made under this Section 6.1(a), the filing or effectiveness of a registration statement under this Section 6.1(a) if the Company and a majority of the Jordan Investors agree that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer of similar transaction then under consideration; provided, that in such event, the holders
                                      --------
of Registrable Securities initiating the request for such registration will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this
Section 6.1. In any event, the Company will pay all Registration Expenses in connection with any registration initiated under this Section 6.1.

     (b) If the Company proposes to effect a registration requested pursuant to this Section 6.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the Managing Underwriter (as defined in Subsection (f), below) to effect such registration on another permitted form if such Managing Underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance of such proposed offering.

     (c) A registration requested pursuant to Section 6.1(a) will not be deemed to have been effected unless it has become effective; provided, that if after it
                                                      --------
has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

     (d) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this
Section 6.1.

     (e) The Requesting Stockholders shall have the right, with the approval of the Company, to select the investment banker (or investment bankers) that shall manage the offering (collectively, the "Managing Underwriter").

     (f) In connection with any offering pursuant to this Section 6.1, the only shares that may be included in such offering are (i) Registrable Securities, and
(ii) shares of authorized but unissued Class A Common Stock that the Company elects to include in such offering ("Company Securities").

     (g) If in connection with any Underwritten Offering pursuant to this
Section 6.1 the Managing Underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such offering is such as to materially and adversely affect the success of the offering, then the Company will promptly so advise each Holder of Registrable Securities that has requested registration, and shares shall be excluded from such offering in the following order until the number of shares to be included in such offering has been reduced to a level acceptable to the Managing Underwriter: any Company Securities requested to be registered, if any, shall be excluded until all such Registrable Securities have been excluded; and thereafter the Registrable Securities requested to be registered by the Management Stockholders, if any, shall be excluded pro rata until all such Registrable Securities have been excluded; and thereafter the Registrable Securities requested by any other holders of Registrable Securities to be included in such offering shall be excluded pro rata, based on the respective number of

Registrable Securities as to which registration has been so requested by such Persons; provided, that, the registration of any of the Registrable Securities of the Institutional Investors shall count as one of the permitted requests for registration pursuant to this Section 6.1 only if the Institutional Investors making requests are able to register and sell all of the Registrable Securities requested to be included in such registration by such Institutional Investors.

     (h) If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.1 shall not be outstanding but shall be issuable upon conversion of shares of Class B Common Stock or the exercise of Warrants which are outstanding, then the holders thereof and the Company shall take all actions necessary in order to convert such shares of Class B Common Stock into, or exercise such Warrants for, shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.1 shall not be outstanding but shall be issuable upon conversion of shares of Class C Common Stock which are outstanding, then the Management Investors and the Company shall take all actions necessary in order to convert such shares of Class C Common Stock into shares of Class A Common Stock in order to effect such sale.

     Section  6.2  Piggyback Registrations.
                   -----------------------

     (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor forms thereto and other than pursuant to a registration under
Section 6.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the Registrable

Securities that the Company has been so requested to register; provided,
                                                               --------
however, that:
-------

          (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of the Institutional Investors to request that such registration be effected as a registration under Section 6.1.

          (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

No registration effected under this Section 6.2 shall relieve the Company of its obligation to effect registration upon request under Section 6.1.

     (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities solely in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

     (c) If the Company registers any of its equity securities, it shall use a form (other than Form S-4 or S-8, or any successor form) that would permit holders of Registrable Securities to exercise their rights set forth in this
Section 6.2 unless (i) the failure to use another form would create a material disadvantage to the Company or (ii) the transaction contemplated by the Company is a transaction for which Form S-4, Form S-8 or any such successor form is specifically applicable.

     (d) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 shall be paid by the Company.

     (e) If a registration pursuant to this Section 6.2 involves an Underwritten Offering and the Managing Underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration is such as to materially and adversely affect the success of such offering, then the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Registrable Securities requested by the Institutional Investors to be included in such registration that, in the opinion of such Managing Underwriter, can be sold, such amount to be allocated among all such Institutional Investors pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration and (iii) third, the number of Registrable Securities requested by the other holders thereof to be included in such registration that, in the opinion of such Managing Underwriter can be sold, such amount to be allocated among all such holders pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration; provided, however, that no securities (other than
                               --------  -------
securities being sold by the Company and Registrable Securities) shall be included in such offering unless and until all Registrable Securities have been included.

     (f) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.2, the Company shall have the right to select the Managing Underwriter with respect to the offering; provided, that such Managing
                                          --------
Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in such Underwritten Offering.

     (g) If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.2 shall not be outstanding but shall be issuable upon conversion of shares of Class B Common Stock or the exercise of Warrants which are outstanding, then the Holders thereof and the Company shall take all actions necessary in order to convert such shares of Class B Common Stock into or exercise of Warrants for shares of Class A Common Stock in order to effect such sale. If any shares of Class A Common Stock requested to be included in a sale pursuant to this Section 6.2 shall not be outstanding but shall be issuable upon conversion of shares of Class C Common Stock which are outstanding, then the Management Investors and the Company shall take all actions necessary in order to convert such shares of Class C Common Stock into shares of Class A Common Stock in order to effect such sale.

     Section  6.3  Registration Procedures.
                   -----------------------

     (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities

Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (i) Prepare and, in any event within 90 calendar days after the end of the period within which requests for registration may be given to the Company (or, in the event that the Company has postponed a registration statement pursuant to Section 6.1(a), not later than 30 days after the date to which the Company postponed such registration statement), file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective; provided, that before filing a registration
                                     --------
     statement or prospectus or any amendments or supplements thereof, the Company will furnish to (i) the counsel selected by the holders of a majority of the number of shares of Registrable Securities owned by the Institutional Investors and (ii) the counsel selected by holders of a majority of the number of shares of the Registrable Securities to be included in such registration (other than those held by the Institutional Investors), copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (and the Company shall not file any document to which such counsel reasonably object).

          (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all equity securities covered by such registration statement until such time as all of such equity securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

          (iii) Furnish to each holder of Registrable Securities to be included in such registration, without charge, (A) a copy of the order of the SEC declaring such registration statement and any post-effective amendment thereto effective, (B) such reasonable number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (C) such reasonable number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and (D) such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

          (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, keep each such registration or qualification (or exemption therefrom) effective until such time as all of such equity securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth on such registration statement and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where it is not then so qualified, or (B) to take any action that would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

          (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities and keep each such registration or approval effective until such time as all of such equity securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

          (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of any event the happening of which results in the prospectus included in such registration statement, including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, prepare and deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (vii) Otherwise comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

          (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange of which equity securities of the Company are listed or as the underwriters may reasonably designate.

          (ix) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

          (x) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (xi) Permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and its counsel should be included.

          (xii) Use its best efforts to prevent the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification (or exemption from qualification) of any equity securities included in such registration statement for sale in any jurisdiction, and, if such order is issued, use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

          (xiii) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as (i) the Institutional Investors participating in such offering or (ii) the sellers of a majority (by number of shares) of any class of such Registrable Securities (excluding shares being sold by the Institutional Investors) reasonably request.

          (xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such securities and in such connection, whether or not the registration is an underwritten registration, (a) make such representations and warranties to the holders of such Registrable Securities in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; and (b) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold, to evidence the continued validity of the representations and warranties of the Company and its Subsidiaries made pursuant to clause (a) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (xv) Furnish to each seller a signed counterpart, addressed to the sellers, of

                  (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                  (B) subject to the accountants obtaining the necessary representations as specified in Statement on Auditing Standards No. 72, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities.

          (xvi) On or before the effective date of a shelf registration (A) provide a CUSIP number for each such security and (B) provide the transfer agent with printed certificates for the Registrable Securities, which are in a form eligible for deposit with DTC.

          If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(vi).

     (c) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, other than a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the Managing Underwriter shall designate) after the effective date of such registration.

     (d) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, the Company agrees, if so required by the Managing Underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 90 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

     (e) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the Managing Underwriter to limit its rights under this Section 6.3.

     (f) It is understood that in any Underwritten Offering in addition to any shares of Common Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued shares of Common Stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 6.1(h) or 6.2(c), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities included in such registration for each such Holder subject to any reduction in the number of shares to be sold pursuant to the terms of this Agreement.

     (g) Notwithstanding anything in this Article VI to the contrary, in lieu of converting any share of Class B Common Stock or Class C Common Stock into Class A Common Stock or exercising Warrants for Common Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of such Class B Common Stock, Class C Common Stock or Warrants may sell such Class B Common Stock, Class C Common Stock or Warrants to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Class B Common Stock, Class C Common Stock or exercise such Warrants before making any distribution pursuant to such registration statement and to include the Class

A Common Stock issued upon such conversion among the securities being offered pursuant to such registration statement. The Company agrees to cause such Class A Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

     Section  6.4  Indemnification.
                   ---------------

     (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors and officers, employees, agents or general and limited partners, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

          (i) against any and all loss, liability, claim, damage or expense whatsoever including, without limitation, expenses contemplated by clause
     (a)(iii) below (collectively, "Losses") arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

          (ii) against any and all Losses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any Loss, to the extent
--------  -------
arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Company will
                                      --------  -------
not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 6.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such Loss of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

     (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 6.1 or 6.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 6.4 are to be several and not joint; provided, however, that
                                                     --------  -------
with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this
Section 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided,
                                                               --------
however, that the failure of any indemnified party to give notice as provided
-------
herein shall not relieve the indemnifying party of its obligations under this
Section 6.4, except to the extent (but only to the extent) that a court of competent jurisdiction determines (which determination is not subject to appeal) (not including any such notice of an underwriter) that the indemnifying party has been materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than two firms of counsel in addition to appropriate local counsel, one each chosen by (1) the Holders of a majority (by number of shares) of the Registerable Securities owned by the Institutional Investors to be included in any Registration Statement and (2) a majority (by number of shares) of the sellers of Registrable Securities (other than the Institutional Investors), or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled by giving written notice of its intention to do so within 20 days of the date it receives motion of such claim from the indemnified party to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof unless: (i) the Company agrees to pay such fees and expenses; or (ii) the Company fails promptly to assume the defense of such Proceeding or fails to employ counsel satisfactory to such indemnified party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the Company or an Affiliate of the Company, and there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those available to the Company or such affiliate or controlling person (in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such Proceeding on behalf of such indemnified party), it being understood, however, that the Company shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party unless, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such proceeding, in which event the Company shall be liable for the fees and expenses of such additional counsel.

     (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

     Section  6.5  Contribution.  In order to provide for just and equitable
                   ------------
contribution in circumstances under which the indemnity contemplated by Section
6.4 is for any reason not available (or not sufficient to hold such indemnified party harmless), the parties required to indemnify by the terms thereof shall contribute to the aggregate Losses incurred by the indemnified party. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each) or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand, and of the indemnified Holder, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The relative fault of the Company, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been taken by, or relates to information supplied by, the Company or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission; provided, that no seller of Registrable
                               --------
Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities or any other method that does not take account of the equitable considerations referred to in this paragraph. For purposes of this
Section 6.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

     Section  6.6  Rule 144 and 144A.  If the Company shall have filed a
                   -----------------
registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Upon the request of a holder of Registrable Securities, the Company covenants and agrees to provide the information required by Rule 144A(d)(4) under the Securities Act.

     Section 6.7  Registration Expenses.  All Registration Expenses shall be
                  ---------------------
borne by the Company (and, if paid or incurred by any Holder shall be promptly reimbursed by the Company.)

     Section 6.8  Other Provisions Regarding Registration Rights.
                  ----------------------------------------------

     (a) Except as provided in this Agreement as it may be amended from time to time in accordance with the express terms hereof, and until the consummation of a Public Distribution, the Company will not grant to any Person the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities.

     (b) Notwithstanding anything to the contrary in any previous agreement or security, the Company shall have no obligations to any Stockholder with respect to the registration of any shares of Stock, except as provided in this Agreement.


                                  ARTICLE VII

                                  Termination
                                  -----------

     Section 7.1  Certain Terminations.
                  --------------------

     (a) The provisions of Articles III, IV and V (other than the provisions of Section 5.7) shall terminate on the date on which any of the following events first occurs: (i) a merger or consolidation of the Company with or into another Person that is not an Affiliate of the Company, as a result of which the Stockholders own less than 51% of the outstanding shares of Voting Stock of the surviving or resulting corporation, (ii) the sale or other disposition in compliance with Section 5.8 of all or substantially all the assets of the Company to a Person that is not an Affiliate of the Company, or (iii) ten years from the date of this Agreement.

     (b) Notwithstanding the foregoing, this Agreement shall in any event terminate other than with respect to Sections 5.7, 6.4 and 6.5 with respect to any Stockholder when such Stockholder no longer owns any Stock.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     Section 8.1  Other Covenants.
                  ---------------

     For so long as any Institutional Investor holds in the aggregate 2.5% or more of the outstanding Common Stock, such Institutional Investor may upon reasonable prior written notice, visit and inspect the properties of the Company and each Subsidiary of the Company and examine and copy (at their own expense) the books of record and account, of the Company or Subsidiary, and discuss the affairs of the Company or Subsidiary with the officers and the current and prior independent public accountants of the Company or Subsidiary all at such reasonable times as the Institutional Investor may desire. For so long as any other Stockholder or Stockholders holds individually or in the aggregate 10% or more of the Common Stock then outstanding, such Stockholder or Stockholders may upon reasonable prior notice visit and inspect the properties of the Company and each Subsidiary of the Company and examine and copy (at their own expense) the books of record and account of the Company or Subsidiary, and discuss the affairs of the Company or Subsidiary, finances and accounts of the Company or Subsidiary with the officers and the current and prior independent public accountants of the Company or Subsidiary all at such reasonable times as such Stockholder or Stockholders may desire. All materials and information obtained pursuant to this Section 8.1 shall be kept confidential by the Stockholders and shall not be disclosed to any third party (other than to their Affiliates) other than (i) as expressly agreed to by the Company, (ii) as required pursuant to applicable law, (iii) in connection with judicial or arbitral proceedings or upon request of any governmental or regulatory authority or (iv) in the case of any Institutional Investor, if such disclosure would be permitted pursuant to
Section 5.16 of the Note Agreement dated as of August 16, 1995, among the Company and the Institutional Investors.

     Section 8.2  Financial Information; List of Stockholders.
                  -------------------------------------------

     (a) The Company agrees to furnish to each Stockholder, for so long as such Stockholder holds any Common Stock or Preferred Stock as soon as available the following financial statements and other information:

          (i) copies of the consolidated balance sheets of the Company and its Subsidiaries as of the end of each fiscal year, and of the related consolidated statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form beginning the fiscal year ended December 31, 1996, the respective consolidated figures as of the end of and for the previous fiscal year, and, in the case of such consolidated statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company (the "Accountants"), which report shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and their consolidated income and retained earnings and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the Accountants shall concur) and that the examination by such Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

          (ii) copies of any proxy statements, financial statements and reports as the Company or its Subsidiaries shall send or make available generally to any of their security holders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) which the Company or its Subsidiaries may file with the Securities and Exchange Commission or with any securities exchange.

     (b) The Company agrees to provide all information and make any filings reasonably requested by any Stockholder that are required by Section 1202 of the Internal Revenue Code of 1986, as amended, so long as such information and filings do not have an adverse effect in respect of the Company's business, operations, results, tax positions, conditions or prospects; provided, that the Company makes no representation as to the availability of Section 1202.

     Section 8.3  Successors and Assigns.  Except as otherwise provided herein,
                  ----------------------
all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Section 4.2 (if applicable) as provided therein in all respects. The Company may not assign any of its rights hereunder other than by operation of law. If any transferee of any Stockholder shall acquire any Securities, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

     Section 8.4  Amendment and Modification; Waiver of Compliance; Conflicts.
                  -----------------------------------------------------------

     (a) This Agreement may be amended only by a written instrument duly executed by (i) a majority (by number of shares of Common Stock) of the Jordan Investors, (ii) the holders of at least 66 2/3% of the shares of Common Stock (with the Warrant Shares underlying any unexercised Warrants counted as if the Warrants had been exercised) held by the Institutional Investors, and (iii) to the extent that such proposed amendment would materially adversely affect the rights of the Management Investors under this Agreement as a group, the holders of a majority of the shares of Voting Stock owned by the Management Investors. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon, and the Stockholders agree to vote in favor of such amendments.

     (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.5  Notices.  Any notice, request, claim, demand, document and
                  -------
other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

          (i) If to the Company or any Jordan Investor (other than MCIT and Safety Partners), addressed to the Company or to such Jordan Investor c/o The Jordan Company, 9 West 57th Street, New York, New York 10019,
     Attention: A. Richard Caputo, Jr.; or

          (ii) If to MCIT, addressed to MCIT, 9 West 57th Street, New York, New York 10019, Attention: James E. Jordan.

          (iii) If to a Stockholder other than the Jordan Investors, to the address of such Stockholder set forth in the stock records of the Company.

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to each Stockholder and the Company by written notice given in the manner specified herein.

     All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by telex (answer back received) or telecopy, or five business days after being so mailed.

     Section 8.6  Entire Agreement.  The provisions of Sections 4, 5 and 6 of
                  ----------------
this Agreement and the other writings referred to therein or delivered pursuant thereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. The Company represents to the Stockholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party. Neither the Company nor any Subsidiary of the Company will hereafter enter into any agreement with respect to its equity or debt securities which is inconsistent with the rights granted to the holders of Registrable Securities or any Stockholder under this Agreement without obtaining the prior written consent of the Stockholder or holder of Registrable Securities whose rights would be thereby affected.

     Section 8.7  Injunctive Relief.  The Stockholders acknowledge and agree
                  -----------------
that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

     Section 8.8  Inspection.  For so long as this Agreement shall be in
                  ----------
effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

     Section 8.9  Headings.  The section and paragraph headings contained in
                  --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.10  Recapitalizations, Exchanges, Etc., Affecting the Common
                   --------------------------------------------------------
Stock; New Issuances.
--------------------

     (a) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and the Preferred Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

     (b) In the event that the Company enters into an agreement providing for the merger or consolidation of the Company with another entity or for an exchange of the equity securities of such entities pursuant to which Stockholders of the Company would be entitled to receive equity securities of the surviving or any other corporation, the Company shall cause such agreement to provide that any holder of shares of Class B Common Stock shall be entitled to receive non-voting equity securities of such surviving or other corporation convertible into voting equity securities in the same manner as the Class B Common Stock.

     Section 8.11  Ratification of Prior Acts of Board of Directors of Company;
                   ------------------------------------------------------------
Right to Negotiate.  Each of the Stockholders (other than the Institutional
------------------
Investors) hereby (i) adopts, ratifies and confirms all of the actions heretofore taken by the Board of Directors in all respects, including, without limitation, in respect of the Merger Agreement and the transactions contemplated thereby and (ii) agrees that nothing in this Agreement (apart from Article V hereof) shall be deemed to restrict or prohibit the Company from purchasing Stock from any Stockholder at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and such Stockholder, whether or not at the time of such purchase, circumstances exist which specifically grant the Company the right to purchase, or such Stockholder the right to sell, Stock pursuant to the terms of this Agreement.

     Section 8.12  LITIGATION.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED,
                   ----------
APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON

CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 8.12 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

     Section 8.13  ARBITRATION.  THE STOCKHOLDERS AFTER CONSULTING WITH COUNSEL
                   -----------
WAIVE THEIR RIGHTS, IF ANY, TO JURY TRIAL IN RESPECT TO ANY DISPUTE OR CLAIMS BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, AND ANY SUCH DISPUTE OR CLAIMS SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. (S)(S) 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

     Section 8.14  No Strict Construction.  The language used in this Agreement
                   ----------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     Section 8.15  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.16  Termination of Previous Purchase and Stockholder Agreements.
                   -----------------------------------------------------------

     Each of Robert H. Elkin, Wayne C. Bircher, Ronald C. Boeger, John L. Bortle, Kathleen M. Caselton, Michael C. Taylor, Allan A. Huning, Robert J. Mills, John M. Pappas, Darold G. Oltjenbruns, Christopher T. Paule, Robert J. Sandner and the Company acknowledge and accept that, each of their Purchase and

Stockholder Agreements is terminated and shall cease to be of any force or effect.

     Section 8.17  Affiliate Transactions.  The parties hereto agree that, after
                   ----------------------
the date hereof, the Company shall not enter into, or permit any of it Subsidiaries to enter into, with respect to any person, any single transaction or series of related transactions, pursuant to which such person sells, leases, transfers or otherwise disposes of any of its properties or assets to, or purchases or leases any property or assets from, or enters into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such person or of the Company or any of its Subsidiaries (each of the foregoing an "Affiliate Transaction") other than a Permitted Affiliate Transaction. As used herein, "Permitted Affiliate Transaction" shall mean (a) any Affiliate Transaction of aggregate value less than $2 million that is conducted in good faith on terms that are no less favorable to the Company or the relevant Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person, (b) any Affiliate Transactions for which the Company delivers to the parties hereto an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing, (c) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business with the approval of the Board of Directors of the Company, including the employment agreements entered into by the Company on the date hereof, (d) transactions between or among the Company and/or its wholly owned Subsidiaries, (e) transactions pursuant to, and in accordance with, the terms of the Acquisition Agreement as in effect on the date hereof, including the payment of "performance" bonus and "sale of the company" bonuses to management investors pursuant to such Acquisition Agreement, (f) Restricted Payments permitted by Section 5.11 of the Note Agreement and Restricted Investments permitted by Section 5.12 of the Note Agreement, (g) payments pursuant to the Management Consulting Agreement, dated as of August 16, 1995, by and among TJC Management and the Company, as in effect on the date hereof, (h) reasonable directors' fees not to exceed $100,000 in the aggregate per year, reimbursements for reasonable and customary out-of-pocket expenses incurred in the performance of a director's duties, and Options issued pursuant to the existing Option Plan as in effect on the date hereof to Persons other than the Principals and their Affiliates, (i) payments to directors and officers of the Company or any of its Subsidiaries pursuant to customary rights of indemnification provided in the charter documents of, or indemnification agreements with, the Company or any of its Subsidiaries, provided that such indemnification is otherwise consistent with applicable law, (j) transactions made from time to time pursuant to, and in accordance with, the terms of (i) the Note Agreement and the

Company's 12 1/4% Senior Subordinated Notes issued thereunder, (ii) the Purchase Agreement, (iii) the Preferred Stock and the Certificate of Incorporation and the Company's subordinated notes which may be issued at the Company's option in exchange for shares of Preferred Stock in accordance therewith or (iv) the Warrants issued as contemplated by the Purchase Agreement, (k) arm's-length purchases or sales of goods made in the ordinary course of business, (l) management share and option repurchases pursuant to Section 8 of the Management Subscription Agreement as in effect at the date hereof, and (m) loans of up to $500,000 by the Company to management investors pursuant to the Management Subscription Agreement as in effect at the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                              JACKSON PRODUCTS, INC.


                              By:  /s/ Christopher T. Paule
                                 ------------------------------
                                 Name:  Christopher T. Paule
                                 Title: Vice President


                              Leucadia Investors, Inc.


                              By:  /s/ Ruth Klindtworth
                                 ------------------------------
                                 Name: Ruth Klindtworth
                                 Title: Vice President


                              John W. Jordan, II Revocable Trust


                                   /s/ John W. Jordan, II
                              ---------------------------------
                              John W. Jordan, II
                              Trustee


                                   /s/ David W. Zalaznick
                              ---------------------------------
                              David W. Zalaznick


                                   /s/ Jonathan F. Boucher
                              ---------------------------------
                              Jonathan F. Boucher


                                   /s/ John R. Lowden
                              ---------------------------------
                              John R. Lowden


                                   /s/ Adam E. Max
                              ---------------------------------
                              Adam E. Max


                                   /s/ John M. Camp, III
                              ---------------------------------
                              John M. Camp, III

                                     John M. Camp, III
                                     Profit Sharing Plan DTD
                                     1/1/88

                                           /s/ John M. Camp, III
                                     ---------------------------------
                                     John M. Camp, III, Trustee


                                           /s/ A. Richard Caputo, Jr.
                                     ---------------------------------
                                     A. Richard Caputo, Jr.


                                     James E. Jordan, Jr. Profit Sharing Plan and Trust


                                     By:  /s/ James E. Jordan, Jr.
                                        ------------------------------
                                        James E. Jordan, Jr.
                                        Trustee


                                           /s/ Paul R. Rodzevik
                                     ---------------------------------
                                     Paul R. Rodzevik

                                     MANAGEMENT STOCKHOLDERS:


                                           /s/ Wayne C. Bircher
                                     -------------------------------
                                     Wayne C. Bircher


                                           /s/ Ronald C. Boeger
                                     -------------------------------
                                     Ronald C. Boeger


                                           /s/ John L. Bortle
                                     -------------------------------
                                     John L. Bortle


                                           /s/ Kathleen M. Caselton
                                     -------------------------------
                                     Kathleen M. Caselton


                                           /s/ Michael C. Taylor
                                     -------------------------------
                                     Michael C. Taylor


                                           /s/ Robert H. Elkin
                                     -------------------------------
                                     Robert H. Elkin


                                           /s/ Allan A. Huning
                                     -------------------------------
                                     Allan A. Huning


                                           /s/ Robert J. Mills
                                     -------------------------------
                                     Robert J. Mills


                                           /s/ John M. Pappas
                                     -------------------------------
                                     John M. Pappas


                                        /s/ Darold G. Oltjenbruns
                                     -------------------------------
                                     Darold G. Oltjenbruns


                                         /s/ Christopher T. Paule
                                     -------------------------------
                                     Christopher T. Paule


                                           /s/ Robert J. Sandner
                                     -------------------------------
                                     Robert J. Sandner

                              MCIT PLC


                              By:  /s/ James E. Jordan, Jr.
                                 ------------------------------
                                 Name:
                                 Title:


                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By:  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Vice President


                              MASSMUTUAL PARTICIPATION INVESTORS
                              c/o Massachusetts Mutual Life Insurance Company


                              By:  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Vice President


                              MASSMUTUAL CORPORATE VALUE PARTNERS
                                LIMITED
                              By Massachusetts Mutual Life Insurance Company,
                                its Investment Manager


                              By:  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Vice President

                              MASSMUTUAL CORPORATE INVESTORS
                              c/o Massachusetts Mutual Life Insurance Company


                              By:  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Vice President


                              THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                              By:  /s/ Gary A. Poliner
                                 ------------------------------
                                 Name:  Gary A. Poliner
                                 Title: Vice President


                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                              By:  /s/ Dana Donovan
                                 ------------------------------
                                 Name:  Dana Donovan
                                 Title: Senior Investment Officer


                              SAFETY PARTNERS, L.P.


                              By:  /s/ Andrew R. Whittaker
                                 ------------------------------
                                 Name:  A. R. Whittaker
                                 Title: Managing Director

                              ADDITIONAL STOCKHOLDERS
                              -----------------------



Date:  March 1, 1996               /s/ Mark A. Kolmer
                              ---------------------------------
                              Mark A. Kolmer


Date:  December 1, 1996            /s/ John L. Garavaglia
                              ---------------------------------
                              John L. Garavaglia

                                                                       EXHIBIT A
                                                                       ---------


                              Stockholder Schedule

                                                                       EXHIBIT B
                                                                       ---------

                     Jordan Investor Subscription Agreement

                                                                       EXHIBIT C
                                                                       ---------

                       Management Subscription Agreement

                                                                       EXHIBIT D
                                                                       ---------

                         Advisor Subscription Agreement

                                                                       EXHIBIT E
                                                                       ---------

                             By-Laws of the Company

                                                                       EXHIBIT F
                                                                       ---------

                  Certificate of Incorporation of the Company

                                                                       EXHIBIT G
                                                                       ---------

                            [Intentionally Omitted]

                                                                       EXHIBIT H
                                                                       ---------

                      TJC Management Consulting Agreement

                                                                       EXHIBIT I
                                                                       ---------

                   1995 Jackson Management Stock Option Plan

                                                                       EXHIBIT J
                                                                       ---------

                       Director Indemnification Agreement

                               TABLE OF CONTENTS
                            (Not Part of Agreement)


                                                                            Page

RECITALS   ................................................................... 1

                                   ARTICLE I

                              Certain Definitions
                              -------------------

           Affiliate ........................................................  3
           Agreement ........................................................  3
           Board of Directors ...............................................  4
           By-Laws ..........................................................  4
           Certificate of Incorporation .....................................  4
           Class A Common Stock .............................................  4
           Class B Common Stock .............................................  4
           Class C Common Stock .............................................  4
           Closing Date .....................................................  4
           Commission .......................................................  4
           Common Stock .....................................................  4
           Credit Agreement .................................................  4
           Exchange Act .....................................................  5
           First Offer Price ................................................  5
           GAAP .............................................................  5
           Indebtedness .....................................................  5
           Initial Public Offering ..........................................  5
           Institutional Investors ..........................................  5
           Safety Partners ..................................................  5
           Jordan Investors .................................................  6
           Jordan Party .....................................................  6
           Jordan Pledge ....................................................  6
           JZCC .............................................................  6
           Management Agreement .............................................  6
           Management Investors .............................................  6
           Management Stockholders ..........................................  6
           Managing Underwriter .............................................  7
           MCIT .............................................................  7
           Notice of Exercise ...............................................  7
           Notice of Intention ..............................................  7
           Offered Shares ...................................................  7
           Option Agreement .................................................  7
           Option Plan ......................................................  7
           Options ..........................................................  7
           Permitted Transferee .............................................  7
           Person ...........................................................  7
           Preferred Stock ..................................................  7
           Public Distribution ..............................................  8
           Public Offering ..................................................  8
           Registrable Securities ...........................................  8

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

           Registration Expenses ............................................  9
           Requesting Holder ................................................ 10
           Securities ....................................................... 11
           Securities Act ................................................... 11
           Selling Investors ................................................ 11
           Selling Stockholder .............................................. 11
           Senior Creditor .................................................. 11
           Stock ............................................................ 11
           Stockholder ...................................................... 11
           Subsidiary ....................................................... 11
           Transaction Documents ............................................ 11
           Underwritten Offering ............................................ 11
           Voting Stock ..................................................... 12
           Voting Stockholder ............................................... 12
           Warrants ......................................................... 12

                                  ARTICLE II

                                  Management
                                  ----------

2.1  Registration of Common Stock ........................................... 12
2.2  No Conflict with Agreement ............................................. 12

                                  ARTICLE III

                             Corporate Governance
                             --------------------

3.1  Board of Directors ..................................................... 12
3.2  Vacancies .............................................................. 13
3.3  Covenant to Vote ....................................................... 14

                                  ARTICLE IV

                              Transfers of Stock
                              ------------------

4.1  Restrictions on Transfer ............................................... 14
4.2  Exceptions to Restrictions ............................................. 14
4.3  Endorsement of Certificates ............................................ 16
4.4  Improper Transfer ...................................................... 17

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----
                                   ARTICLE V

                            Rights of First Offer;
                            ----------------------
                        New Securities; Tag Along Sales
                        -------------------------------


5.1  Transfers by a Stockholder ............................................. 17
5.2  Transfer of Offered Shares to Third Parties ............................ 19
5.3  Purchase of Offered Shares ............................................. 19
5.4  Waiting Period with Respect to Subsequent Transfers .................... 20
5.5  Right of First Refusal for New Securities .............................. 20
5.6  Legally Binding Obligation; Power of Attorney; Personal Rights ......... 21
5.7  Right to Join in Sale .................................................. 22
5.8  Retention and Sale of Control .......................................... 23

                                   ARTICLE VI

                              Registration Rights
                              -------------------

6.1  Demand Registrations ................................................... 24
6.2  Piggyback Registrations ................................................ 27
6.3  Registration Procedures ................................................ 29
6.4  Indemnification ........................................................ 36
6.5  Contribution ........................................................... 39
6.6  Rule 144 and 144A ...................................................... 40
6.7  Registration Expenses .................................................. 40
6.8  Other Provisions Regarding Registration Rights ......................... 41

                                  ARTICLE VII

                                  Termination
                                  -----------

7.1  Certain Terminations ................................................... 41

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

8.1  Other Covenants ........................................................ 41
8.2  Financial Information; List of Stockholders ............................ 42
8.3  Successors and Assigns ................................................. 43
8.4  Amendment and Modification; Waiver of Compliance; Conflicts ............ 43
8.5  Notices ................................................................ 44
8.6  Entire Agreement ....................................................... 45

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----
8.7   Injunctive Relief ..................................................... 45
8.8   Inspection ............................................................ 45
8.9   Headings .............................................................. 45
8.10  Recapitalizations, Exchanges, Etc., Affecting the
         Common Stock; New Issuances ........................................ 45
8.11  Ratification of Prior Acts of Board of Directors
         of Company; Right to Negotiate ..................................... 46
8.12  Litigation ............................................................ 46
8.13  Arbitration ........................................................... 47
8.14  No Strict Construction ................................................ 47
8.15  Counterparts .......................................................... 47
8.16  Termination of Previous Purchase and Stockholder
         Agreements ......................................................... 47
8.17  Affiliate Transactions ................................................ 47


                                   EXHIBITS

Exhibit A      Stockholder Schedule
Exhibit B      Jordan Investor Subscription Agreement
Exhibit C      Management Subscription Agreement
Exhibit D      Advisor Subscription Agreement
Exhibit E      By-Laws of the Company
Exhibit F      Certificate of Incorporation of the Company
Exhibit G-1    Intercompany Management Consulting Agreement
Exhibit G-2    Tax Sharing Agreement
Exhibit H      TJC Management Consulting Agreement
Exhibit I      1995 Jackson Management Stock Option Plan
Exhibit J      Director Indemnification Agreement